Exhibit 10.2

JOINDER TO REGISTRATION RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder to the Registration Rights Agreement, dated as of May 12, 2025 (as amended, modified and waived from time to time, the “Registration Agreement”), among GT Biopharma, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein (including pursuant to other joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder thereunder and the undersigned’s Conversion Shares and Warrant Shares will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the 21st day of May, 2025.

gt biophARMA, INC.

By:	/s/ Michael Breen
Michael Breen
Title:	Executive Chairman & Chief Executive Officer

Robert A. Marzilli

By:	/s/ Robert A. Marzilli
Robert A. Marzilli